Exhibit (j)(3)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated, December 22, 2008, incorporated herein by reference, with respect to Legg Mason Partners Dividend Strategy Fund, a series of the Legg Mason Partners Equity Trust, as of October 31, 2008, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

February 25, 2009